SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

January 23, 2007

Date of Report (Date of earliest event reported)

CITIZENS HOLDING COMPANY

(Exact name of the registrant as specified in its charter)

MISSISSIPPI	001-15375	64-0666512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Main Street, Philadelphia, Mississippi	39350
(Address of principal executive office)	(Zip Code)

(601) 656-4692

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2007, the Board of Directors of Citizens Holding Company (the “Company”) adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment replaces the current advance notice procedures in the Company’s Bylaws for shareholders who wish to bring business before an annual meeting of shareholders or to nominate persons for election to the Company’s Board of Directors. The amendment is effective for all shareholders’ meetings from and after the 2007 Annual Meeting of Shareholders of the Company.

The amendment to the Bylaws provides that a shareholder must deliver notice of business to be brought before the annual meeting or of the nomination of a person for election to the Board of Directors to the Company between 90 and 120 days prior to the anniversary of the previous year’s annual meeting. Under the previous Bylaw provision, such notice was required to be delivered between 14 and 50 days prior to the upcoming annual meeting. The amendment also sets forth the information that a shareholder must include in the notice to the Company.

A copy of the amendment to the Bylaws of the Company adopted by the Board of Directors is attached hereto as Exhibit 3.1 and is filed with this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Amended and Restated Bylaws of Citizens Holding Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

BY:	/s/ Robert T. Smith
Robert T. Smith
Treasurer and Chief Financial Officer

DATE: January 23, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment to the Amended and Restated Bylaws of Citizens Holding Company